                                                                     EXHIBIT 4.9

                            SECOND PRIORITY PLEDGE AGREEMENT dated as of May 30,
                    2003, among PLIANT CORPORATION, a Utah corporation (the "Issuer"), each Subsidiary of the Issuer listed on Schedule I hereto (each such Subsidiary individually a "Subsidiary Pledgor" and, collectively, the "Subsidiary Pledgors"; the Issuer and the Subsidiary Pledgors are referred to collectively herein as the "Pledgors") and WILMINGTON TRUST COMPANY, a Delaware banking corporation ("Wilmington Trust"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Second Priority Security Agreement referred to below). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture (as defined below).

                                   WITNESSETH:

                WHEREAS, pursuant to the terms, conditions and provisions of (a) the Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), among the Issuer, the Subsidiary Pledgors and Wilmington Trust, as trustee (the "Trustee"), (b) the Purchase Agreement dated as of May 22, 2003, among the Issuer, the Subsidiary Pledgors and J.P.Morgan Securities Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. (the "Initial Purchasers") and (c) the Second Priority Security Agreement dated as of May 30, 2003, (as amended, supplemented or otherwise modified from time to time, the "Second Priority Security Agreement"), among the Issuer, the Grantors party thereto and the Collateral Agent, the Issuer is issuing $250,000,000 aggregate principal amount of 11 1/8% Senior Secured Notes due 2009 and may issue, from time to time, additional notes in accordance with the provisions of the Indenture (collectively, the "Notes") which will be guaranteed on a senior secured basis by each of the Pledgors;

                WHEREAS, pursuant to the Pledge Agreement dated as of September 30, 1997, as amended and restated as of May 31, 2000 (as amended, supplemented or otherwise modified from time to time, the "First Priority Pledge Agreement"), among the Issuer, each of the subsidiaries of the Issuer party thereto or which becomes a party thereto pursuant to the Credit Agreement referred to below (together with the Issuer, each a "Credit Agreement Pledgor" and, collectively, the "Credit Agreement Pledgors") and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as collateral agent, the Credit Agreement Pledgors have granted to the Credit Agent (as defined below) a first-priority lien and security interest in the Collateral (as defined below) in connection with the Credit Agreement dated as of September 30, 1997, as amended and restated as of May 31, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Issuer, Aspen Industrial, S.A. de C.V., a Mexico corporation, the lenders from time to time party thereto (the

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                                                                               2

"Lenders"), Deutsche Bank Trust Company Americas, as administrative agent and collateral agent (in such capacity, together with any successor Credit Agent as provided and defined in the Intercreditor Agreement, the "Credit Agent") for the Lenders, and JPMorgan Chase Bank, as Syndication Agent.

                WHEREAS, the Issuer, the Collateral Agent and the Credit Agent have entered into an Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement"), pursuant to which the lien upon and security interest in the Collateral granted by this Agreement are and shall be subordinated in all respects to the lien upon and security interest in the Collateral granted pursuant to, and subject to the terms and conditions of, the Senior Lender Documents (as defined in the Intercreditor Agreement);

                WHEREAS, each Pledgor is executing and delivering this Agreement pursuant to the terms of the Indenture to induce the Trustee to enter into the Indenture and the Initial Purchasers to purchase the Notes; and

                WHEREAS, each Pledgor has duly authorized the execution, delivery and performance of this Agreement.

                NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to induce the Trustee to enter into the Indenture and the Initial Purchasers to purchase the Notes, each Pledgor and the Collateral Agent, on behalf of itself and each Secured Party, and each of their respective successors or assigns, hereby agree as follows:

                SECTION 1. Pledge. As security for the payment and performance, as the case may be, in full of all obligations of the Issuer and the Subsidiary Pledgors under the Indenture, the Notes and the other Indenture Documents (as defined in the Second Priority Security Agreement), including obligations to the Trustee and the Collateral Agent, whether for payment of principal of, interest on or additional interest, if any, on the Notes and all other monetary obligations of the Issuer and the Subsidiary Pledgors under the Indenture, the Notes and the other Indenture Documents whether for fees, expenses, indemnification or otherwise (referred to collectively as the "Obligations"), each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and (subject to the Intercreditor Agreement) delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a second-priority security interest in all of the Pledgor's right, title and interest in, to and under (a) all the shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person (collectively, the "Equity Interests") owned by it that have been pledged to the Credit Agent pursuant to the First Priority Pledge Agreement, all of which have been delivered to and are held by the Credit Agent (with the exception of Equity Interests consisting of uncertificated securities) and are listed on Schedule II hereto, and any Equity Interests obtained in the future by such Pledgor and the certificates representing all such shares (collectively, the "Pledged Stock");
(b)(i) all the debt securities owned by it that have been pledged to the Credit Agent pursuant to the First Priority Pledge Agreement, all of which are listed

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                                                                               3

opposite the name of the Pledgor on Schedule II hereto, and have been delivered to and are held by the Credit Agent, (ii) any debt securities in the future issued to the Pledgor and (iii) the promissory notes and any other instruments evidencing such debt securities (collectively, the "Pledged Debt Securities");
(c) subject to Section 5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above; (d) subject to Section 5, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the "Collateral"). Notwithstanding any of the foregoing, the Pledged Stock shall not include (i) more than 65% of the issued and outstanding shares of common stock of any Foreign Subsidiary that is not a Pledgor or (ii) to the extent that applicable law requires that a Subsidiary of the Pledgor issue directors' qualifying shares, such qualifying shares.

                Any security interest in Pledged Stock or Pledged Debt Securities of any Subsidiary Pledgor shall be limited at any time to that portion of capital stock or other security which value (defined as the principal amount, par value, book value as carried by the Issuer or market value, whichever is greatest), when considered in the aggregate with all other capital stock or other securities of such Subsidiary Pledgor subject to a security interest under the Indenture, does not exceed 19.99% of the principal amount of the then outstanding Notes issued by the Issuer; provided, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the Securities and Exchange Commission (the "SEC") to require (or is replaced with another rule or regulation or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Issuer due to the fact that such Subsidiary's Pledged Stock or Pledged Debt Securities secures the Notes, then such Pledged Stock or Pledged Debt Securities of such Subsidiary shall automatically be deemed not to be part of the Collateral but only to the extent necessary to not be subject to such requirement; provided, further in such event, the Security Documents (as defined in the Second Priority Security Agreement) may be amended or modified, without the consent of any Holder, to the extent necessary to release the second priority security interests on the shares of capital stock or other securities that are so deemed to no longer constitute part of the Collateral.

                Upon delivery to the Credit Agent (or, if the First-Lien Termination Date (as defined in the Second Priority Security Agreement) has occurred, the Collateral Agent), (a) any stock certificates, notes or other securities now or hereafter included in the Collateral (the "Pledged Securities") have been or shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) and by such other instruments and documents as the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) may reasonably request and
(b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other

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                                                                               4

instruments or documents as the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities then being pledged hereunder, which schedule shall be attached hereto as Schedule II and made a part hereof. Each schedule so delivered shall supplement any prior schedules so delivered.

                TO HAVE AND TO HOLD the Collateral, in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

                SECTION 2. Delivery of the Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral, unless such Pledged Securities, certificates or other instruments or documents have previously been delivered to the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent).

                        (b) Each Pledgor will cause any Indebtedness for borrowed money owed to the Pledgor by the Issuer or any Subsidiary to be evidenced by a duly executed promissory note that is pledged to the Collateral Agent and delivered to the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) for the benefit of the Secured Parties pursuant to the terms thereof.

                SECTION 3. Representations, Warranties and Covenants. Each Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent that:

                (a) the Pledged Stock represents that percentage as set forth on
Schedule II of the issued and outstanding shares of each class of the capital stock of the issuer with respect thereto;

                (b) except for the security interest granted hereunder and except as permitted by the Indenture, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II, (ii) holds the same free and clear of all Liens other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or Lien (other than Permitted Liens) on, the Collateral, other than pursuant hereto or to the Senior Lender Documents (as defined in the Intercreditor Agreement) in accordance with the Intercreditor Agreement in respect of Permitted Liens, and (iv) subject to Section 5 and the Intercreditor Agreement, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited (unless such Collateral was previously deposited with the Credit Agent (or, if

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                                                                               5

the First-Lien Termination Date has occurred, the Collateral Agent)) and pledged or assigned hereunder;

                (c) the Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all Persons whomsoever;

                (d) no consent which has not been obtained of any other Person (including stockholders or creditors of any Pledgor) and no consent or approval which has not been obtained of any governmental authority or any securities exchange is necessary to the validity of the pledge effected hereby;

                (e) by virtue of the execution and delivery by the Pledgors of this Agreement and the Intercreditor Agreement, upon delivery to the Credit Agent of the certificates or instruments representing or evidencing the Pledged Securities or other Collateral constituting certificated securities or instruments, certificates or other documents representing or evidencing the Collateral in accordance with this Agreement (or in the case of certificates or instruments representing or evidencing Collateral which are then in the possession of the Credit Agent, upon the execution and delivery of the Intercreditor Agreement) and, in the case of Collateral not constituting certificated securities or instruments, the filing of UCC financing statements in the appropriate filing office, the Collateral Agent will obtain a valid and perfected second-priority lien upon and security interest in all right, title and interest of the applicable pledgor in such Pledged Securities as security for the payment and performance of the Obligations;

                (f) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

                (g) all of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable;

                (h) all information set forth herein relating to the Pledged Stock is accurate and complete in all material respects as of the date hereof;

                (i) the pledge of the Pledged Stock pursuant to this Agreement does not violate Regulation U or X of the Federal Reserve Board or any successor thereto as of the date hereof; and

                (j) all Collateral consisting of Pledged Securities, certificates or other documents representing or evidencing the Collateral has been delivered to the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) in accordance with Section 2.

                SECTION 4. Registration in Nominee Name; Denominations. The Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion)

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to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent). Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement and the Intercreditor Agreement.

                SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

                (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Indenture Documents; provided, however, that such Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement or the Indenture or any other Indenture Document or the ability of the Secured Parties to exercise the same.

                (ii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph
(i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

                (iii) Each Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Indenture, the other Indenture Documents and applicable laws. All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Credit

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                                                                               7

Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) for the benefit of the Secured Parties in the same form as so received (with any necessary endorsement).

                (b) In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends, interest or principal that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) pursuant to the provisions of this paragraph (b) shall, subject to the provisions of the Intercreditor Agreement, be retained by the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) in an account to be established by the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) shall, within five Business Days after all such Events of Default have been cured or waived, repay to each Pledgor all cash dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

                (c) In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Credit Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, if the First-Lien Termination Date has occurred, unless the Collateral Agent shall have received written objections from Holders of at least 25% in principal amount of the Notes, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

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                                                                               8

                SECTION 6. Remedies upon Default. In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                The Collateral Agent shall give a Pledgor 10 days' prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of such Pledgor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without

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                                                                               9

further accountability to such Pledgor therefor. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may, in accordance with, and to the extent consistent with, the Intercreditor Agreement, proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

                SECTION 7. Application of Proceeds of Sale. In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any sale of Collateral pursuant to
Section 6, as well as any Collateral consisting of cash, as follows:

                FIRST, to the payment of all costs and expenses incurred by the Trustee or the Collateral Agent (in its capacity as such hereunder or under any other Indenture Document) in connection with such collection or sale or otherwise in connection with this Agreement, any other Indenture Document or any of the Obligations (or any such costs and expenses incurred by a trustee or a collateral agent in connection with Other Second-Lien Obligations), including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Trustee or the Collateral Agent hereunder or under any other Indenture Document on behalf of any Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Indenture Document and any other amounts due to the Trustee or the Collateral Agent under
        Section 7.07 of the Indenture;

                SECOND, to the payment in full of the Obligations owed to the Holders and any Other Second-Lien Obligations owed to holders of such Indebtedness (the amounts so applied to be distributed among the Holders and any holders of Other Second-Lien Obligations pro rata in accordance with the amounts of the Obligations owed to the Holders and Other Second-Lien Obligations owed to holders of such Indebtedness on the date of any such distribution); and

                THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

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                                                                              10

                The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. The Collateral Agent may fix a record date and payment date for any payment to Holders pursuant to this Section 7. At least 15 days before such record date, the Collateral Agent shall mail to each Holder and the Issuer a notice that states the record date, the payment date and the amount to be paid. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

                SECTION 8. Reimbursement of Collateral Agent. In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, (a) the Pledgors agree to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

                (b) Without limitation of its indemnification obligations under the other Indenture Documents, each Pledgor agrees to indemnify the Collateral Agent, the Trustee, the Holders and each Affiliate of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Indenture Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

                (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Indenture Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 8 shall be payable on written demand therefor and shall bear interest at the rate specified in the Notes.

                SECTION 9. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor, upon the occurrence and during the continuance of a Default, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

                Notwithstanding anything in this Section 9 to the contrary, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 9 unless it does so in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement.

                SECTION 10. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent and the other Secured Parties under the other Indenture Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

                (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except (i) in accordance with the Indenture and pursuant to a written agreement entered into between the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to the limitations in the Intercreditor Agreement, or (ii) as otherwise provided in the Intercreditor Agreement.

                SECTION 11. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

                SECTION 12. Registration, etc. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, if, in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, for any reason the Collateral Agent desires to sell any of the Pledged

Securities at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities. Each Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished to such Pledgor or the issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Pledgors will bear all costs and expenses of carrying out their obligations under this Section 12. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 12 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 12 may be specifically enforced.

                SECTION 13. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Indenture Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Indenture Document or any other agreement or instrument relating to any of the foregoing,
(c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

                SECTION 14. Termination or Release. (a) This Agreement and the security interests granted hereby shall terminate at the time provided for in
Section 10.08 of the Indenture.

                (b) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Indenture or the Intercreditor Agreement to any Person that is not a Pledgor, or, if any of the Collateral shall otherwise become subject to the release provisions set forth in Section 10.03 of the Indenture or Section 5.1 of the Intercreditor Agreement, such Collateral shall be automatically released from the security interest created by this Agreement to the extent provided for in Section 10.03 of the Indenture or
Section 5.1 of the Intercreditor Agreement, as applicable. To the extent applicable, the Issuer will comply with Section 314(d) of the TIA (as defined in the Second Priority Security Agreement), relating to the release of property or securities from the Lien and Security Interest and to any substitution therefor of any property or securities to be subjected to the Lien created by this Agreement. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer (as defined in the Second Priority Security Agreement) of the Issuer except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

                (c) In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor's expense, all UCC termination statements and similar documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this
Section 14 shall be without recourse to or warranty by the Collateral Agent.

                SECTION 15. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 12.02 of the Indenture. All communications and notices hereunder to any Subsidiary Pledgor shall be given to it at the address for notices set forth on Schedule I.

                SECTION 16. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent, in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

                SECTION 17. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Indenture Documents. If all of the capital stock of a Pledgor is sold, transferred or otherwise disposed of pursuant to a transaction permitted or not prohibited under the Indenture Documents, such Pledgor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

                SECTION 18. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by each Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Indenture Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the purchase of the Notes by the Initial Purchasers, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any other fee or amount payable under this Agreement or any other Indenture Document is outstanding and unpaid.

                (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                SECTION 19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                SECTION 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 17. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

                SECTION 21. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Second Priority Security Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                SECTION 22. Jurisdiction; Consent to Service of Process. (a) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Indenture Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Indenture Documents against any Pledgor or its properties in the courts of any jurisdiction.

                (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Indenture Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                SECTION 23. Waiver Of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER INDENTURE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                SECTION 24. Additional Pledgors. If, pursuant to Sections 4.11 and 11.07 of the Indenture, the Company is required to cause any Subsidiary of the Company that is not a Subsidiary Pledgor to become a Subsidiary Pledgor, upon execution and delivery by the Collateral Agent and such Subsidiary of an instrument in the form of Schedule III, such Subsidiary shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement.

                SECTION 25. Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

                SECTION 26. Credit Agreement. The Collateral Agent acknowledges and agrees, on behalf of itself and the Holders (as defined in the Second Priority Security Agreement), that, any provision of this Agreement to the contrary notwithstanding, until the First-Lien Termination Date, the Pledgors shall not be required to act or refrain from acting with respect to any Collateral on which the Credit Agent has a Lien superior in priority to the Collateral Agent's Lien thereon in any manner that would result in a default under the terms and provisions of the Credit Agreement.

                IN WITNESS WHEREOF, the parties hereto have duly executed this Second Priority Pledge Agreement as of the day and year first above written.

                                               PLIANT CORPORATION,

                                                by
                                                   /s/ Brian E. Johnson
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                               THE SUBSIDIARY PLEDGORS LISTED
                                               ON SCHEDULE I HERETO,

                                                by
                                                   /s/ Brian E. Johnson
                                                   -----------------------------
                                                   Name:
                                                   Title:  Authorized Officer

                                               WILMINGTON TRUST COMPANY, as
                                               Collateral Agent,

                                                by
                                                   /s/ James D. Nesci
                                                   -----------------------------
                                                   Name: James D. Nesci
                                                   Title: Authorized Officer

                                                               Schedule I to the
                                                Second Priority Pledge Agreement

                               SUBSIDIARY PLEDGORS

             Name                                     Address
             ----                                     -------

Pliant Solutions Corporation                   1475 Woodfield Road,
                                               Suite 700
                                               Schaumburg, IL 60173

Pliant Packaging of Canada, LLC                1475 Woodfield Road,
                                               Suite 700
                                               Schaumburg, IL 60173

Pliant Corporation International               1475 Woodfield Road,
                                               Suite 700
                                               Schaumburg, IL 60173

Pliant Film Products of Mexico, Inc.           1475 Woodfield Road,
                                               Suite 700
                                               Schaumburg, IL 60173

Uniplast Holdings Inc.                         1475 Woodfield Road,
                                               Suite 700
                                               Schaumburg, IL 60173

Uniplast U.S., Inc.                            1475 Woodfield Road,
                                               Suite 700
                                               Schaumburg, IL 60173

Uniplast Midwest, Inc.                         1475 Woodfield Road,
                                               Suite 700
                                               Schaumburg, IL 60173

Turex, Inc.                                    1475 Woodfield Road,
                                               Suite 700
                                               Schaumburg, IL 60173

Pierson Industries, Inc.                       1475 Woodfield Road,
                                               Suite 700
                                               Schaumburg, IL 60173

                                                              Schedule II to the
                                                Second Priority Pledge Agreement

                                EQUITY INTERESTS

           Issuer                Certificate         Registered Owner            Number         Percentage
                                   Number                                      of Shares        of Shares
----------------------------------------------------------------------------------------------------------
     Huntsman Container               8             Huntsman Packaging           1,000             100%
  Corporation International                            Corporation
    (now known as Pliant                           (now known as Pliant
 Corporation International)                            Corporation)

  Huntsman Film Products of           2             Huntsman Packaging           1,000             100%
        Mexico, Inc.                                   Corporation
  (now known as Pliant Film                        (now known as Pliant
  Products of Mexico, Inc.)                            Corporation)

  Huntsman KCL Corporation,           1             Huntsman Packaging           1,000             100%
            Inc.                                       Corporation
    (now known as Pliant                           (now known as Pliant
   Solutions Corporation)                              Corporation)

  ASPEN Industrial, S.A. de           8             Huntsman Packaging        361,731,315          65%
        C.V. (Mexico)                                  Corporation
                                                   (now known as Pliant
                                                       Corporation)

Pliant Corporation of Canada         C-6            Pliant Corporation             65              65%
      Ltd. (Canada)

 Huntsman Film Products UK,           7             Huntsman Container             65              65%
        Limited (UK)                            Corporation International
  (now known as Pliant Film                        (now known as Pliant
   Products, UK, Limited)                       Corporation International)

 Huntsman Film Products Pty.        ACT 5           Huntsman Packaging          975,000            65%
      Ltd. (Australia)                                 Corporation
    (now known as Pliant                           (now known as Pliant
   Corporation Pty, Ltd.)                              Corporation)

   Uniplast Holdings Inc.            26            Pliant Corporation          1,497,696           100%

     Uniplast U.S., Inc.             --           Uniplast Holdings Inc.         1,000             100%

   Uniplast Industries Co.           31           Uniplast Holdings Inc.        997,480            100%

  Pierson Industries, Inc.           --            Uniplast U.S., Inc.           12,500            100%

         Turex, Inc.                 23            Uniplast U.S., Inc.             61              100%

   Uniplast Midwest, Inc.            --            Uniplast U.S., Inc.           1,000             100%

  Pliant Asia & Pacific Rim           3            Pliant Corporation              2
          Pte Ltd.                                                                                 100%

        . Pliant Corporation is the owner of the uncertificated equity interests of Pliant Packaging of Canada, LLC.

                                 DEBT SECURITIES

        1.      Intercompany Promissory Notes among the Grantors.

        2. Amended and Restated Promissory Note issued by Scott K. Sorensen to the Borrower in the original principal amount of $786,700.

        3. Amended and Restated Promissory Note by Ronald G. Moffitt to the Borrower in the original principal amount of $262,200.

        4. Secured Promissory Note by Richard P. Durham to the Borrower in the original principal amount of $2,430,798.

        5. Secured Promissory Note issued by Jack E. Knott to the Borrower in the original principal amount of $3,744,260.

        6. Secured Promissory Note issued by Ronald G. Moffitt to the Borrower in the original principal amount of $301,956.

        7. Secured Promissory Note dated as of August 30, 2002, issued by Poly West Converting, Inc. to the Borrower in the original principal amount of $25,000.

        8. Amended and Restated Promissory Note dated as of June 30, 2002, issued by Richard J. Hoffend, Jr., Nyal L. Cannon and David W. Salerno to the Borrower in the original principal amount of $1,243,627.

        9. Promissory Note dated May 21, 2003, issued by CTI Industries Corporation to Pliant Corporation in the original principal amount of $672,974.11.

                                                                 Schedule III to
                                         to the Second Priority Pledge Agreement

                        SUPPLEMENT NO. dated as of , to the SECOND PRIORITY
                PLEDGE AGREEMENT dated as of May 30, 2003, among PLIANT CORPORATION, a Utah corporation (the "Issuer"), and each subsidiary of the Issuer listed on Schedule I hereto (each such subsidiary individually a "Subsidiary Pledgor" and collectively, the "Subsidiary Pledgors"; the Issuer and the Subsidiary Pledgors are referred to collectively herein as the "Pledgors") and WILMINGTON TRUST COMPANY, a Delaware banking corporation ("Wilmington Trust"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Second Priority Security Agreement referred to below)

                A. Reference is made to (a) the Indenture dated as of May 30, 2003, (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among the Issuer, the guarantors party thereto and Wilmington Trust, as trustee (in such capacity, the "Trustee"), (b) the Second Priority Security Agreement dated as of May 30, 2003, (as amended, supplemented or otherwise modified from time to time, the "Second Priority Security Agreement"), among the Issuer, the grantors party thereto and the Collateral Agent and (c) the Intercreditor Agreement dated as of May 30, 2003 (as amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among the Issuer, the Collateral Agent and the Credit Agent (as defined in the Second Priority Security Agreement).

                B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Priority Pledge Agreement and the Indenture.

                C. The Pledgors have entered into the Second Priority Pledge Agreement pursuant to the terms of the Indenture in order to induce the Trustee to enter into the Indenture and the Initial Purchasers to purchase the Notes. Pursuant to Section 4.11 of the Indenture, the Company is required to cause certain of its Subsidiaries to enter into the Second Priority Pledge Agreement as a Subsidiary Pledgor. Section 24 of the Second Priority Pledge Agreement provides that such Subsidiaries may become Subsidiary Pledgors under the Second Priority Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Pledgor") is executing this Supplement in accordance with the requirements of the Indenture to become a Subsidiary Pledgor under the Second Priority Pledge Agreement as consideration for the purchase of the Notes by the Initial Purchasers and the Holders.

                Accordingly, the Collateral Agent and the New Pledgor agree as follows:

                SECTION 1. In accordance with Section 24 of the Second Priority Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Second Priority Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Second Priority Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Obligations (as defined in the Second Priority Pledge Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Pledgor's right, title and interest in and to the Collateral (as defined in the Second Priority Pledge Agreement) of the New Pledgor, subject to the provisions of the Intercreditor Agreement (as provided in Section 7.25 of the Second Priority Pledge Agreement). Each reference to a "Subsidiary Pledgor" or a "Pledgor" in the Second Priority Pledge Agreement shall be deemed to include the New Pledgor. The Second Priority Pledge Agreement is hereby incorporated herein by reference.

                SECTION 2. The New Pledgor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

                SECTION 4. The New Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule of all its Pledged Securities.

                SECTION 5. Except as expressly supplemented hereby, the Second Priority Pledge Agreement shall remain in full force and effect.

                SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Priority Pledge Agreement shall not in any way be affected or impaired (it being understood that the invalidity of a provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Second Priority Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature hereto.

                SECTION 9. The New Pledgor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

                IN WITNESS WHEREOF, the New Pledgor and the Collateral Agent have duly executed this Supplement to the Second Priority Pledge Agreement as of the day and year first above written.

                                              [Name of New Pledgor],

                                               by
                                                  ------------------------------
                                                   Name:
                                                   Title:
                                                   Address:

                                              WILMINGTON TRUST COMPANY, as
                                              Collateral Agent,

                                               by
                                                  ------------------------------
                                                   Name:
                                                   Title:
                                                   Address:

                                                                      SCHEDULE I
                                                     to Supplement No.___ to the
                                                Second Priority Pledge Agreement

                      Pledged Securities of the New Pledgor

                                EQUITY INTERESTS

                Number of          Registered      Number and        Percentage
Issuer          Certificate        Owner           Class of Shares    of Shares
------          -----------        ----------      ---------------   -----------


                                 DEBT SECURITIES

               Principal           Date of             Maturity
Issuer         Amount              Note                Date
------         ---------           -------             --------